Exhibit 10.22

MANDATORY REDEMPTION GUARANTY

This MANDATORY REDEMPTION GUARANTY (this “Guaranty”) is executed as of February 27, 2015, by AMERICAN REALTY CAPITAL HOSPITALITY OPERATING PARTNERSHIP, L.P., a Delaware limited partnership, AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC., a Maryland corporation, having an office at c/o American Realty Capital, 405 Park Avenue, New York, New York 10022, Nicholas S. Schorsch, an individual, William M. Kahane, an individual, Edward M. Weil, Jr., an individual, and Peter M. Budko, an individual (each of the foregoing, a “Guarantor”, and collectively, “Guarantors”), for the benefit of W2007 EQUITY INNS PARTNERSHIP, L.P., a Tennessee limited partnership, and W2007 EQUITY INNS TRUST, a Maryland trust, each having an office at c/o Goldman Sachs Realty Management, L.P., 6011 Connection Drive, Irving, Texas 75039 (collectively, and together with their respective successors and/or assigns, the “Class A Member”).

W I T N E S S E T H:

WHEREAS, the Class A Member is prepared to make an investment (the “Investment”) in ARC Hospitality Portfolio II Holdco, LLC, a Delaware limited liability company (the “Company”), in the amount of $99,799,180.00 as described in the Amended and Restated Limited Liability Company Agreement of the Company, of even date herewith, among the Class A Member, American Realty Capital Hospitality Portfolio Member, LP, a Delaware limited partnership (the “Class B Member”), and William G. Popeo, as special member (as the same may be amended, modified or supplemented from time to time, the “Operating Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Operating Agreement;

WHEREAS, each Guarantor acknowledges receipt and approval of copies of the Operating Agreement and the other Transaction Documents;

WHEREAS, each Guarantor acknowledges that it owns, either directly or indirectly, a beneficial interest in the Class B Member and, as a result of such beneficial interest, will receive substantial economic and other benefits from the Class A Member making the Investment in the Company; and

WHEREAS, the Class A Member is unwilling to make the Investment or to enter into the Operating Agreement unless Guarantors agree to provide the indemnification, representations, warranties, covenants and other matters described in this Guaranty for the benefit of the Class A Member.

NOW, THEREFORE, as an inducement to the Class A Member to make the Investment, enter into the Operating Agreement and become a Member of the Company, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

ARTICLE 1

NATURE AND SCOPE OF GUARANTY

Section 1.1 Guaranty of Obligation.

(a) Each Guarantor hereby irrevocably and unconditionally guarantees to the Class A Member and its successors and assigns the payment and performance of the Guaranteed Obligations (as defined below) as and when the same shall be due and payable, whether by lapse of time, by acceleration of maturity or otherwise. Each Guarantor hereby irrevocably and unconditionally covenants and agrees that it is liable for the Guaranteed Obligations as a primary obligor.

(b) As used herein, the term “Guaranteed Obligations” means (i) the obligation of the Company to redeem or cause to be redeemed the Class A Member’s Interest in full, and to pay in full the Redemption Price, upon the occurrence of a Prohibited Transfer or upon the Class B Member ceasing to be Controlled, directly or indirectly, by ARC OP, or ARC OP ceasing to be Controlled, directly or indirectly by the REIT, or the REIT ceasing to be Controlled, directly or indirectly, by AR Capital, LLC (excluding any Prohibited Transfer or change in Control resulting from the foreclosure by any Senior Lender on any of the Properties or any of the other collateral for the Senior Loans that is not consented to by the Company or any of its Subsidiaries); (ii) the obligation of the Company to pay to the Class A Member the QCR Redemption Amount in respect of any Qualified Capital Raise upon the consummation of such Qualified Capital Raise; and (iii) the obligation of the Company to pay to the Class A Member all of the Net Financing Proceeds from the incurrence of any Additional Mezzanine Loan by the Company or any of its Subsidiaries upon such incurrence; provided, however, that in no event shall the Guarantors be liable under this Agreement for an aggregate amount in excess of the sum of (i) the Redemption Price plus (ii) all amounts due to the Class A Member pursuant to Section 1.7 hereof.

(c) Notwithstanding anything to the contrary in this Guaranty or in any of the other Transaction Documents, then Class A Member shall not be deemed to have waived any right which the Class A Member may have under Section 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code to file a claim for the full amount of the Redemption Price or to require that all collateral shall continue to secure all of the obligations owed to the Class A Member in accordance with the Transaction Documents.

Section 1.2 Nature of Guaranty. This Guaranty is an irrevocable, absolute, continuing guaranty of payment and performance and not a guaranty of collection. This Guaranty may not be revoked by any Guarantor and shall continue to be effective with respect to any Guaranteed Obligations arising or created after any attempted revocation by any Guarantor and after (if such Guarantor is a natural person) such Guarantor’s death (in which event this Guaranty shall be binding upon such Guarantor’s estate and such Guarantor’s legal representatives and heirs). The fact that at any time or from time to time the Guaranteed Obligations may be increased or reduced shall not release or discharge the obligation of any Guarantor to the Class A Member with respect to the Guaranteed Obligations. This Guaranty may be enforced by the Class A Member and any subsequent holder of the Class A Member’s Interest and shall not be discharged by the assignment of all or part of such Interest.

Section 1.3 Guaranteed Obligations Not Reduced by Offset. The Guaranteed Obligations and the liabilities and obligations of Guarantors to the Class A Member hereunder shall not be reduced, discharged or released because or by reason of any existing or future offset, claim or defense of the Class A Member, the Company, any Subsidiary or any other party against the Class B Member or against payment of the Guaranteed Obligations, whether such offset, claim or defense arises in connection with the Guaranteed Obligations (or the transactions creating the Guaranteed Obligations) or otherwise.

Section 1.4 Payment By Guarantors. If all or any part of the Guaranteed Obligations shall not be punctually paid when due, whether at demand, maturity, acceleration or otherwise, Guarantors shall, immediately upon demand by the Class A Member and without presentment, protest, notice of protest, notice of non-payment, notice of intention to accelerate the maturity, notice of acceleration of the maturity or any other notice whatsoever, pay in lawful money of the United States of America, the amount due on the Guaranteed Obligations to the Class A Member at the Class A Member’s address as set forth herein. Such demand(s) may be made at any time coincident with or after the time for payment of all or part of the Guaranteed Obligations and may be made from time to time with respect to the same or different items of Guaranteed Obligations. Such demand shall be deemed made, given and received in accordance with the notice provisions hereof.

Section 1.5 No Duty To Pursue Others. It shall not be necessary for the Class A Member (and each Guarantor hereby waives any rights which such Guarantor may have to require the Class A Member), in order to enforce the obligations of Guarantors hereunder, first to (i) institute suit or exhaust its remedies against the Company or others liable for the Guaranteed Obligations or any other Person, including, without limitation, any general partner of any of the foregoing which is a partnership, (ii) declare a Changeover Event, (iii) enforce the Class A Member’s rights against any collateral which shall ever have been given to secure the obligations owed to the Class A Member under the Operating Agreement or the other Transaction Documents, (iv) enforce the Class A Member’s rights against any other guarantors of the Guaranteed Obligations, including, without limitation, any general partner of any of the foregoing which is a partnership, (v) join the Class B Member, the Company or any others liable on the Guaranteed Obligations in any action seeking to enforce this Guaranty, (vi) exhaust any remedies available to the Class A Member under the Transaction Documents, or (vii) resort to any other means of obtaining payment of the Guaranteed Obligations, including, to the extent California law is deemed to apply notwithstanding the choice of law set forth herein, any of the foregoing which may be available to the Class A Member by virtue of California Civil Code Sections 2845, 2849, and 2850. The Class A Member shall not be required to mitigate damages or take any other action to reduce, collect or enforce the Guaranteed Obligations.

Section 1.6 Waivers. Each Guarantor acknowledges receipt of copies of the Operating Agreement and the other Transaction Documents and hereby waives notice of (i) any loans or advances (including advances of Protective Capital) made by the Class A Member to the Company, (ii) acceptance of this Guaranty, (iii) any amendment of any Transaction Document or extension of the Mandatory Redemption Date, (iv) the occurrence of any breach by the Class B Member or the Company under the Operating Agreement or the other Transaction Documents or the declaration of a Changeover Event, (v) the Class A Member’s transfer or disposition of the Guaranteed Obligations, or any part thereof, (vi) protest, proof of non-payment or default by the

Class B Member or the Company, or (vii) any other action at any time taken or omitted by the Class A Member and, generally, all demands and notices of every kind in connection with this Guaranty, the Transaction Documents, any documents or agreements evidencing, securing or relating to any of the Guaranteed Obligations and/or the obligations hereby guaranteed.

Section 1.7 Payment of Expenses. In the event that any Guarantor shall breach or fail to timely perform any provisions of this Guaranty, Guarantors shall, immediately upon demand by the Class A Member, pay the Class A Member all reasonable out-of-pocket costs and expenses (including court costs and reasonable attorneys’ fees) incurred by the Class A Member in the enforcement hereof or the preservation of the Class A Member’s rights hereunder. The covenant contained in this Section shall survive the payment and performance of the Guaranteed Obligations.

Section 1.8 Effect of Bankruptcy. In the event that pursuant to any insolvency, bankruptcy, reorganization, receivership or other debtor relief law or any judgment, order or decision thereunder, the Class A Member must rescind or restore any payment or any part thereof received by the Class A Member in satisfaction of the Guaranteed Obligations, as set forth herein, any prior release or discharge from the terms of this Guaranty given to Guarantors by the Class A Member shall be without effect and this Guaranty shall remain (or shall be reinstated to be) in full force and effect. It is the intention of the Guarantors that Guarantors’ obligations hereunder shall not be discharged (other than as expressly set forth herein) except by Guarantors’ performance of such obligations and then only to the extent of such performance.

Section 1.9 Waiver and Postponement of Subrogation, Reimbursement and Contribution. Notwithstanding anything to the contrary contained in this Guaranty, each Guarantor hereby unconditionally and irrevocably agrees to postpone the exercise of and, until the Redemption Price has been paid in full (subject to the terms of Section 6.14 regarding reinstatement of this Guaranty), does hereby irrevocably waive and defer any and all rights it may now or hereafter have under any agreement, at law or in equity (including, without limitation, any law subrogating Guarantors’ rights to the rights of the Class A Member), to assert any claim against or seek contribution, indemnification or any other form of reimbursement from the Company or any of its Subsidiaries or any other party liable to the Class A Member for the payment of any or all of the Guaranteed Obligations for any payment made by Guarantors under or in connection with this Guaranty or otherwise; provided that, for clarity, such postponement and waiver shall only be in effect until the Redemption Price has been paid in full (subject to the terms of Section 6.14 regarding reinstatement of this Guaranty).

ARTICLE 2

EVENTS AND CIRCUMSTANCES NOT REDUCING

OR DISCHARGING GUARANTORS’ OBLIGATIONS

To the extent permitted by applicable law, each Guarantor hereby consents and agrees to each of the following and agrees that such Guarantor’s obligations under this Guaranty shall not be released, diminished, impaired, reduced or adversely affected by any of the following and waives any common law, equitable, statutory or other rights (including, without limitation, rights to notice) which such Guarantor might otherwise have as a result of or in connection with any of the following:

Section 2.1 Modifications. Any renewal, extension, increase, modification, alteration or rearrangement of all or any part of the Guaranteed Obligations, the Operating Agreement, the Transaction Documents or any other document, instrument, contract or understanding between Class B Member, any Guarantor or the Company and the Class A Member or any other parties pertaining to the Guaranteed Obligations or any failure of the Class A Member to notify Guarantors of any such action.

Section 2.2 Adjustment. Any adjustment, indulgence, forbearance or compromise that might be granted or given by the Class A Member to the Class B Member, the Company or any Guarantor.

Section 2.3 Condition of Relevant Entities. The insolvency, bankruptcy, arrangement, adjustment, composition, liquidation, disability, dissolution or lack of power of the Class B Member, the Company or any of its Subsidiaries, any Guarantor or any other Person at any time liable for the payment of all or part of the Guaranteed Obligations; or any sale, lease or transfer of any or all of the assets of the Class B Member, any Guarantor, the Company or any of the Subsidiaries, or any changes in the direct or indirect shareholders, partners or members, as applicable, of the Class B Member, any Guarantor or the Company or any of its Subsidiaries; or any reorganization of the Class B Member, any Guarantor or the Company or any of its Subsidiaries.

Section 2.4 Invalidity of Guaranteed Obligations. The invalidity, illegality or unenforceability of all or any part of the Guaranteed Obligations or any document or agreement executed in connection with the Guaranteed Obligations for any reason whatsoever, including, without limitation, the fact that (i) the Guaranteed Obligations or any part thereof exceeds the amount permitted by law, (ii) the act of creating the Guaranteed Obligations or any part thereof is ultra vires, (iii) the officers or representatives executing the Operating Agreement or the other Transaction Documents or otherwise creating the Guaranteed Obligations acted in excess of their authority, (iv) the Guaranteed Obligations violate applicable usury laws, (v) the Class B Member, any Guarantor or the Company has valid defenses, claims or offsets (whether at law, in equity or by agreement) which render the Guaranteed Obligations wholly or partially uncollectible from such Persons, (vi) the creation, performance or repayment of the Guaranteed Obligations (or the execution, delivery and performance of any document or instrument representing part of the Guaranteed Obligations or executed in connection with the Guaranteed Obligations or given to secure the repayment of the Guaranteed Obligations) is illegal, uncollectible or unenforceable, or (vii) the Operating Agreement or any of the other Transaction Documents have been forged or otherwise are irregular or not genuine or authentic, it being agreed that Guarantors shall remain liable hereon regardless of whether any the Class B Member, the Company or any other Person be found not liable on the Guaranteed Obligations or any part thereof for any reason.

Section 2.5 Release of Obligors. Any full or partial release of the liability of the Class B Member or the Company for the Guaranteed Obligations or any part thereof, or of any co-guarantors, or of any other Person now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, guarantee or assure the payment of the Guaranteed Obligations, or any part thereof, it being recognized, acknowledged and agreed by each Guarantor that such Guarantor may be required to pay the Guaranteed Obligations in full without assistance or support from any other Person, and no Guarantor has been induced to enter into this Guaranty on the basis of a contemplation, belief, understanding or agreement that other Persons will be liable to pay or perform the Guaranteed Obligations or that the Class A Member will look to other Persons to pay or perform the Guaranteed Obligations.

Section 2.6 Other Collateral. The taking or accepting of any other security, collateral or guaranty, or other assurance of payment, for all or any part of the Guaranteed Obligations.

Section 2.7 Release of Collateral. Any release, surrender, exchange, subordination, deterioration, waste, loss or impairment (including, without limitation, negligent, willful, unreasonable or unjustifiable impairment) of any collateral, property or security at any time existing in connection with, or assuring or securing payment of, all or any part of the Guaranteed Obligations.

Section 2.8 Care and Diligence. The failure of the Class A Member or any other party to exercise diligence or reasonable care in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of any collateral, property or security, including, but not limited to, any neglect, delay, omission, failure or refusal of the Class A Member (i) to take or prosecute any action for the collection of any of the Guaranteed Obligations, or (ii) to foreclose, or initiate any action to foreclose, or, once commenced, prosecute to completion any action to foreclose upon any security therefor, or (iii) to take or prosecute any action in connection with any instrument or agreement evidencing or securing all or any part of the Guaranteed Obligations.

Section 2.9 Unenforceability. The fact that any collateral, security, security interest or lien contemplated or intended to be given, created or granted as security for the repayment of the Guaranteed Obligations, or any part thereof, shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other security interest or lien, it being recognized and agreed by each Guarantor that such Guarantor is not entering into this Guaranty in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectability or value of any of the collateral for the Guaranteed Obligations.

Section 2.10 Offset. Any existing or future right of offset, claim or defense of the Class B Member or the Company against the Class A Member, or any other party, or against payment of the Guaranteed Obligations, whether such right of offset, claim or defense arises in connection with the Guaranteed Obligations (or the transactions creating the Guaranteed Obligations) or otherwise.

Section 2.11 Merger. The reorganization, merger or consolidation of the Class B Member, the Company or any of the Subsidiaries into or with any other Person.

Section 2.12 Preference. Any payment by the Class B Member, the Company or any Person to the Class A Member is held to constitute a preference under the Bankruptcy Code or for any reason the Class A Member is required to refund such payment or pay such amount to the Class B Member, the Company or such other Person.

Section 2.13 Other Actions Taken or Omitted. Any other action taken or omitted to be taken with respect to the Transaction Documents, the Guaranteed Obligations or the security and collateral therefor, whether or not such action or omission prejudices Guarantors or increases the likelihood that Guarantors will be required to pay the Guaranteed Obligations pursuant to the terms hereof, it being the unambiguous and unequivocal intention of Guarantors that such Guarantors shall be obligated to pay the Guaranteed Obligations when due, notwithstanding any occurrence, circumstance, event, action or omission whatsoever, whether contemplated or uncontemplated, and whether or not otherwise or particularly described herein, which obligation shall be deemed satisfied only upon the full and final payment and satisfaction of the Guaranteed Obligations.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

To induce the Class A Member to enter into the Transaction Documents and to invest in the Company, each Guarantor represents and warrants to the Class A Member as follows:

Section 3.1 Benefit. Each Guarantor is an Affiliate of the Class B Member, is the owner of a direct or indirect interest in the Class B Member and has received, or will receive, direct or indirect benefit from the making of this Guaranty with respect to the Guaranteed Obligations.

Section 3.2 Familiarity and Reliance. Each Guarantor is familiar with, and has independently reviewed books and records regarding, the financial condition of the Class B Member, the Company and the Subsidiaries and is familiar with the value of any and all collateral intended to be created as security for the payment of the Guaranteed Obligations; however, such Guarantor is not relying on such financial condition or the collateral as an inducement to enter into this Guaranty.

Section 3.3 No Representation By the Class A Member. Neither the Class A Member nor any other party has made any representation, warranty or statement to any Guarantor in order to induce such Guarantor to execute this Guaranty.

Section 3.4 Each Guarantor’s Financial Condition. As of the date hereof, and after giving effect to this Guaranty and the contingent obligation evidenced hereby, each Guarantor (a) is and intends to remain solvent, (b) has and intends to have assets which, fairly valued, exceed its obligations, liabilities (including contingent liabilities) and debts, and (c) has and intends to have property and assets sufficient to satisfy and repay its obligations and liabilities, including the Guaranteed Obligations.

Section 3.5 Legality. The execution, delivery and performance by each Guarantor of this Guaranty and the consummation of the transactions contemplated hereunder do not and will not contravene or conflict with any law, statute or regulation whatsoever to which such Guarantor is subject, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the breach of, any indenture, mortgage, charge, lien, contract, agreement or other instrument to which such Guarantor is a party or which may be applicable to such Guarantor. This Guaranty is a legal and binding obligation of each

Guarantor and is enforceable against such Guarantor in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to the enforcement of creditors’ rights.

Section 3.6 No Plan Assets. No Guarantor sponsors, is obligated to contribute to, or is itself an “employee benefit plan,” as defined in Section 3(3) of ERISA, subject to Title I of ERISA, and none of the assets of any Guarantor constitutes or will, until the Redemption Price has been paid in full (subject to the terms of Section 6.14 regarding reinstatement of this Guaranty), constitute “plan assets” of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101. In addition, (a) no Guarantor is a “governmental plan” within the meaning of Section 3(32) of ERISA and (b) transactions by or with Guarantor are not subject to any state statute regulating investments of, or fiduciary obligations with respect to, governmental plans. As of the date hereof, none of the Guarantors, nor any member of a “controlled group of corporations” (within the meaning of Section 414 of the Code) maintains, sponsors or contributes to a “defined benefit plan” (within the meaning of Section 3(35) of ERISA) or a “multiemployer pension plan” (within the meaning of Section 3(37)(A) of ERISA).

Section 3.7 ERISA. No Guarantor shall engage in any transaction, other than a transaction contemplated hereunder, which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by the Class A Member of any of its rights under the Operating Agreement or the other Transaction Documents) to be a non-exempt prohibited transaction under ERISA.

Section 3.8 Survival. All representations and warranties made by each Guarantor herein shall survive the execution hereof.

ARTICLE 4

SUBORDINATION OF CERTAIN INDEBTEDNESS

Section 4.1 Subordination of All Guarantor Claims. As used herein, the term “Guarantor Claims” shall mean all debts and liabilities of the Class B Member, the Company or any of the Subsidiaries to any one or more of the Guarantors, whether such debts and liabilities now exist or are hereafter incurred or arise, and whether the obligations of such Person thereon be direct, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such debts or liabilities be evidenced by note, contract, open account, or otherwise, and irrespective of the Person or Persons in whose favor such debts or liabilities may, at their inception, have been, or may hereafter be, created, or the manner in which they have been, or may hereafter be, acquired by the applicable Guarantor or Guarantors. The Guarantor Claims shall include, without limitation, all rights and claims of any one or both of the Guarantors against the Class B Member, the Company or any of the Subsidiaries (arising as a result of subrogation or otherwise) as a result of payment of all or a portion of the Guaranteed Obligations by any Guarantor or the Guarantors. Until the Redemption Price shall have been paid in full (subject to the terms of Section 6.14 regarding reinstatement of this Guaranty), no Guarantor shall receive or collect, directly or indirectly, from e Class B Member, the Company, any of the Subsidiaries or any other Person obligated to the Class A Member any amount upon the Guarantor Claims.

Section 4.2 Claims in Bankruptcy. In the event of any receivership, bankruptcy, reorganization, arrangement, debtor’s relief or other insolvency proceeding involving any Guarantor as a debtor, the Class A Member shall have the right to prove its claim in any such proceeding so as to establish its rights hereunder and receive directly from the receiver, trustee or other court custodian dividends and payments which would otherwise be payable upon Guarantor Claims. Each Guarantor hereby assigns such dividends and payments to the Class A Member. Should the Class A Member receive, for application against the Guaranteed Obligations, any dividend or payment which is otherwise payable to any Guarantor and which, as between any the Class B Member or the Company and any one or both of the Guarantors, shall constitute a credit against the Guarantor Claims, then, upon payment to the Class A Member in full of the Guaranteed Obligations, such Guarantor shall become subrogated to the rights of the Class A Member to the extent that such payments to the Class A Member on the Guarantor Claims have contributed toward the liquidation of the Guaranteed Obligations, and such subrogation shall be with respect to that proportion of the Guaranteed Obligations which would have been unpaid if the Class A Member had not received dividends or payments upon the Guarantor Claims.

Section 4.3 Payments Held in Trust. Notwithstanding anything to the contrary contained in this Guaranty, in the event that any Guarantor should receive any funds, payments, claims and/or distributions which are prohibited by this Guaranty, such Guarantor agrees to hold in trust for the Class A Member an amount equal to the amount of all funds, payments, claims and/or distributions so received and not previously paid to the Class A Member, and agrees that it shall have absolutely no dominion over the amount of such funds, payments, claims and/or distributions so received except to pay such funds, payments, claims and/or distributions promptly to the Class A Member, and such Guarantor covenants promptly to pay the same to the Class A Member.

Section 4.4 Liens Subordinate. Each Guarantor agrees that any liens, security interests, judgment liens, charges or other encumbrances upon the assets of the Class B Member, the Company or any of the Subsidiaries securing payment of the Guarantor Claims shall be and remain inferior and subordinate to any liens, security interests, judgment liens, charges or other encumbrances upon such Person’s assets securing payment of the Guaranteed Obligations, regardless of whether such encumbrances in favor of any Guarantor or the Class A Member presently exist or are hereafter created or attach. Without the prior written consent of the Class A Member, until the Redemption Price shall have been paid in full (subject to the terms of Section 6.14 regarding reinstatement of this Guaranty), no Guarantor shall (i) exercise or enforce any creditor’s rights it may have against the Class B Member, the Company or any of the Subsidiaries, or (ii) foreclose, repossess, sequester or otherwise take steps or institute any action or proceedings (judicial or otherwise, including, without limitation, the commencement of, or the joinder in, any liquidation, bankruptcy, rearrangement, debtor’s relief or insolvency proceeding) to enforce any liens, mortgages, deeds of trust, security interests, collateral rights, judgments or other encumbrances on the assets of the Class B Member, the Company or any of the Subsidiaries held by any Guarantor.

ARTICLE 5

COVENANTS

Section 5.1 Definitions. As used in this Article 5, the following terms shall have the respective meanings set forth below:

(a) “GAAP” shall mean generally accepted accounting principles, consistently applied.

(b) “IFRS” shall mean the International Financial Reporting Standards.

(c) “Liquid Assets” shall mean any of the following, but only to the extent owned individually, free of all security interests, liens, pledges, charges or any other encumbrance: (a) cash (excluding proceeds of the Properties that have not been distributed by the Company), (b) certificates of deposit (with a maturity of two years or less) issued by, or savings account with, any Approved Bank or other bank or other financial institution reasonably acceptable to the Class A Member, (c) marketable securities listed on a national or international exchange reasonably acceptable to the Class A Member (it being understood, without limitation of the foregoing, that the New York Stock Exchange and NASDAQ shall be deemed acceptable to the Class A Member), marked to market, (d) U.S. Obligations or (e) aggregate availability under unencumbered, unfunded capital commitments that any Guarantor may unconditionally draw from any of its partners.

(d) “Net Worth” shall mean, as of a given date, (i) a Person’s total assets as of such date (without regard to the Properties or any equity therein) less (ii) such Person’s total liabilities as of such date (exclusive of any liability under the Mortgage Loan Documents), determined in accordance with GAAP or IFRS.

Section 5.2 Covenants. Until the Redemption Price and the Guaranteed Obligations have been paid in full (subject to the terms of Section 6.14 regarding reinstatement of this Guaranty), Guarantors shall collectively and not individually maintain (x) an aggregate Net Worth of not less than $250,000,000.00 (the “Net Worth Threshold”) and (y) aggregate Liquid Assets of not less than $20,000,000.00 (the “Liquid Assets Threshold”).

Section 5.3 Release of Guarantors. At any time prior to the declaration of a Changeover Event, Guarantors shall be entitled to request and the Class A Member agrees to grant the release of any Guarantor from its obligations hereunder so long as, following such release, the remaining Guarantor(s) collectively and not individually continue(s) to satisfy the Net Worth Threshold and Liquid Assets Threshold requirements set forth in Section 5.2 hereof (for the avoidance of doubt excluding the Net Worth and Liquid Assets of the Guarantor being released). In connection with any release of a Guarantor pursuant to this Section 5.3, the Class A Member shall execute and deliver a release of such Guarantor from all liability in respect of the Guaranteed Obligations.

Section 5.4 Financial Statements. Each Guarantor shall deliver to the Class A Member:

(a) within 120 days after the end of each fiscal year of such Guarantor, a complete copy of such Guarantor’s annual financial statements in the form delivered to such guarantor’s limited partners, together with a certificate of the general partner of such Guarantor certifying that, to the best of the signer’s knowledge, such annual financial statements fairly present the financial condition and results of the operations of such Guarantor;

(b) within 90 days after the end of each fiscal quarter of such Guarantor, financial statements in the form delivered to such Guarantor’s limited partners, together with a certificate of the general partner of such Guarantor certifying that, to the best of the signer’s knowledge, such quarterly financial statements fairly present the financial condition and results of the operations of such Guarantor in a manner consistent with GAAP (subject to year-end adjustments) or IFRS; and

(c) 20 days after request by the Class A Member, such other financial information with respect to such Guarantor as the Class A Member may reasonably request.

(d) No individual Guarantor shall have any obligation to deliver financial statements under this Guaranty.

ARTICLE 6

MISCELLANEOUS

Section 6.1 Waiver. No failure to exercise, and no delay in exercising, on the part of the Class A Member, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right. The rights of the Class A Member hereunder shall be in addition to all other rights provided by law. No modification or waiver of any provision of this Guaranty, nor any consent to any departure therefrom, shall be effective unless in writing and no such consent or waiver shall extend beyond the particular case and purpose involved. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand.

Section 6.2 Notices. All notices, demands, requests, consents, approvals or other communications (any of the foregoing, a “Notice”) required, permitted or desired to be given hereunder shall be in writing and shall be sent by telefax (with answer back acknowledged) or by registered or certified mail, postage prepaid, return receipt requested, or delivered by hand or by reputable overnight courier, addressed to the party to be so notified at its address hereinafter set forth, or to such other address as such party may hereafter specify in accordance with the provisions of this Section 6.2. Any Notice shall be deemed to have been received: (a) three (3) days after the date such Notice is mailed, (b) on the date of sending by telefax if sent during business hours on a Business Day (otherwise on the next Business Day), (c) on the date of delivery by hand if delivered during business hours on a Business Day (otherwise on the next Business Day), and (d) on the next Business Day if sent by an overnight commercial courier, in each case addressed to the parties as follows:

If to the Class A
Member:	c/o Goldman Sachs Realty Management, L.P.
6011 Connection Drive
Irving, Texas 75039
Attn: Greg Fay
Facsimile No.: (972) 368-3699
Telephone No.: (972) 368-2743

with copies to:	Whitehall Street Global Real Estate Limited Partnership 2007
c/o Goldman, Sachs & Co.
200 West Street
New York, New York 10282
Attn: Chief Financial Officer
Facsimile No.: (212) 357-5505
Telephone No.: (212) 902-5520

and:	Sullivan & Cromwell LLP
125 Broad Street
New York, New York 10004
Attention: Anthony J. Colletta, Esq.
Facsimile No. (212) 291-9029
Telephone No.: (212) 558-4608

If to Guarantors:	c/o American Realty Capital
405 Park Avenue
New York, New York 10022
Attn: Jon Mehlman
Facsimile No.: (212) 421-5799
Telephone No.: (646) 626-8857

with a copy to:	c/o American Realty Capital
405 Park Avenue
New York, New York 10022
Attn: Michael Ead
Facsimile No.: (212) 421-5799
Telephone No.: (646) 381-0604

Any party may change the address to which any such Notice is to be delivered by furnishing ten (10) days’ written notice of such change to the other parties in accordance with the provisions of this Section 6.2. Notices shall be deemed to have been given on the date set forth above, even if there is an inability to actually deliver any Notice because of a changed address of which no Notice was given or there is a rejection or refusal to accept any Notice offered for delivery. Notice for any party may be given by its respective counsel.

Section 6.3 Governing Law; Jurisdiction; Service of Process. (a) THIS GUARANTY WAS NEGOTIATED IN THE STATE OF NEW YORK, AND MADE BY EACH GUARANTOR AND ACCEPTED BY THE CLASS A MEMBER IN THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION RELATED HERETO, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS GUARANTY AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH GUARANTOR HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS GUARANTY AND/OR THE OTHER TRANSACTION DOCUMENTS, AND THIS GUARANTY AND THE OTHER TRANSACTION DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

(b) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST THE CLASS A MEMBER OR ANY GUARANTOR ARISING OUT OF OR RELATING TO THIS GUARANTY MAY AT THE CLASS A MEMBER’S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND EACH GUARANTOR WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND EACH GUARANTOR HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING.

EACH GUARANTOR AGREES THAT SERVICE OF PROCESS UPON SUCH GUARANTOR AT THE ADDRESS FOR SUCH GUARANTOR SET FORTH HEREIN AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO SUCH GUARANTOR IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON SUCH GUARANTOR IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. EACH GUARANTOR (I) SHALL GIVE PROMPT NOTICE TO THE CLASS A MEMBER OF ANY CHANGE IN THE ADDRESS FOR SUCH GUARANTOR SET FORTH HEREIN, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE AN AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE AN AUTHORIZED AGENT IF SUCH GUARANTOR CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF THE CLASS A MEMBER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY GUARANTOR IN ANY OTHER JURISDICTION.

Section 6.4 Invalid Provisions. If any provision of this Guaranty is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Guaranty, such provision shall be fully severable and this Guaranty shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Guaranty, and the remaining provisions of this Guaranty shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Guaranty, unless such continued effectiveness of this Guaranty, as modified, would be contrary to the basic understandings and intentions of the parties as expressed herein.

Section 6.5 Amendments. This Guaranty may be amended only by an instrument in writing executed by the party(ies) against whom such amendment is sought to be enforced.

Section 6.6 Parties Bound; Assignment. This Guaranty shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, permitted assigns, heirs and legal representatives. Any assignee or transferee of the Class A Member shall be entitled to all the benefits afforded to the Class A Member under this Guaranty. No Guarantor shall have the right to assign or transfer its rights or obligations under this Guaranty without the prior written consent of the Class A Member, and any attempted assignment without such consent shall be null and void.

Section 6.7 Headings. Section headings are for convenience of reference only and shall in no way affect the interpretation of this Guaranty.

Section 6.8 Recitals. The recitals and introductory paragraphs hereof are a part hereof, form a basis for this Guaranty and shall be considered prima facie evidence of the facts and documents referred to therein.

Section 6.9 Counterparts. To facilitate execution, this Guaranty may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single instrument. It shall not be necessary in making proof of this Guaranty to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto. Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages.

Section 6.10 Rights and Remedies. If any Guarantor becomes liable for any indebtedness owing by any the Class B Member or the Company to the Class A Member, by endorsement or otherwise, other than under this Guaranty, such liability shall not be in any manner impaired or affected hereby and the rights of the Class A Member hereunder shall be cumulative of any and all other rights that the Class A Member may ever have against Guarantor. The exercise by the Class A Member of any right or remedy hereunder or under any other instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy.

Section 6.11 Entirety. THIS GUARANTY EMBODIES THE FINAL, ENTIRE AGREEMENT OF GUARANTORS AND THE CLASS A MEMBER WITH RESPECT TO GUARANTORS’ GUARANTY OF THE GUARANTEED OBLIGATIONS AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF. THIS GUARANTY IS INTENDED BY GUARANTORS AND THE CLASS A MEMBER AS A FINAL AND COMPLETE EXPRESSION OF THE TERMS OF THE GUARANTY, AND NO COURSE OF DEALING BETWEEN GUARANTORS AND THE CLASS A MEMBER, NO COURSE OF PERFORMANCE, NO TRADE PRACTICES AND NO EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OR OTHER EXTRINSIC EVIDENCE OF ANY NATURE SHALL BE USED TO CONTRADICT, VARY, SUPPLEMENT OR MODIFY ANY TERM OF THIS GUARANTY. THERE ARE NO ORAL AGREEMENTS BETWEEN GUARANTORS AND THE CLASS A MEMBER.

Section 6.12 Waiver of Right To Trial By Jury. EACH GUARANTOR AND THE CLASS A MEMBER EACH HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS GUARANTY, THE OPERATING AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY EACH GUARANTOR AND THE CLASS A MEMBER AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EACH PARTY IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY THE OTHER PARTIES.

Section 6.13 Cooperation. Each Guarantor acknowledges that the Class A Member and its successors and assigns may (subject to Section 9.2 of the Operating Agreement) (i) sell this Guaranty and the other Transaction Documents and/or the Class A Member’s Interest to one or more investors, (ii) deposit this Guaranty and the other Transaction Documents with a trust, which trust may sell certificates to investors evidencing an ownership interest in the trust assets, or (iii) otherwise sell the Class A Member’s Interest or one or more interests therein to investors (the transactions referred to in clauses (i) through (iii) are hereinafter each referred to as “Secondary Market Transaction”). Each Guarantor shall at no cost to any Guarantor, cooperate with the Class A Member in effecting any such Secondary Market Transaction and shall provide (or cause the Class B Member, the Company and/or the Subsidiaries to provide) such information and materials as may be reasonably requested by the Class A Member in connection with such Secondary Market Transaction.

Section 6.14 Reinstatement in Certain Circumstances. If at any time any payment of the Class A Return, the Unrecovered Capital or any other amount payable by the Company or the Class B Member under the Operating Agreement or the other Transaction Documents is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Company or the Class B Member or otherwise, Guarantors’ obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

Section 6.15 Exculpation of Certain Persons. Notwithstanding anything to the contrary contained in this Guaranty or any other Transaction Document, no direct or indirect shareholder, partner, member, principal, Affiliate (other than the Class B Member and the Company), employee, officer, trustee, director, agent or other representative of a Guarantor and/or of any of its Affiliates (each, a “Related Party”) shall have any personal liability for, nor be joined as party to, any action with respect to payment, performance or discharge of any covenants, obligations, or undertakings of any Guarantor under this Guaranty, and by acceptance hereof, the Class A Member for itself and its successors and assigns irrevocably waives any and all right to sue for, seek or demand any such damages, money judgment, deficiency judgment or personal judgment against any Related Party under or by reason of or in connection with this Guaranty; except that any Related Party that is a party to any Transaction Document or any other separate written guaranty, indemnity or other agreement given by such Related Party in connection with the Investment shall remain fully liable therefor and the foregoing provisions shall not operate to limit or impair the liabilities and obligations of such Related Parties or the rights and remedies of the Class A Member thereunder.

Section 6.16 Gender; Number; General Definitions. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, (a) words used in this Guaranty may be used interchangeably in the singular or plural form, (b) any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, (c) the word “the Class A Member” shall mean “the Class A Member and any subsequent holder of the Class A Member’s Interest”, (d) the word “Properties” shall include any portion of any of the Properties and any interest therein, and (e) the phrases “attorneys’ fees”, “legal fees” and “counsel fees”

shall include any and all attorneys’, paralegal and law clerk fees and disbursements, including, but not limited to, fees and disbursements at the pre-trial, trial and appellate levels, incurred or paid by the Class A Member in protecting its interest in the Company (including any Protective Capital advances by the Class A Member) and/or in enforcing its rights hereunder.

Section 6.17 Joint and Several. The obligations of each Guarantor hereunder are joint and several.

Section 6.18 Certain California State Specific Provisions.

(a) To the extent California law applies, nothing herein shall be deemed to limit the right of the Class A Member to recover in accordance with California Code of Civil Procedure Section 736 (as such Section may be amended from time to time), any costs, expenses, liabilities or damages, including reasonable attorneys’ fees and costs, incurred by the Class A Member and arising from any covenant, obligation, liability, representation or warranty contained in any indemnity agreement given to the Class A Member, or any order, consent decree or settlement relating to the cleanup of Hazardous Substances (as defined in the Environmental Indemnity Agreement) or any other “environmental provision” (as defined in such Section 736) relating to any Property or any portion thereof.

(b) To the extent California law applies, in addition to and not in lieu of any other provisions of this Guaranty (provided, however, that in the case of any conflict or inconsistency between the provisions of this Section 6.18(b) and the other provisions of this Guaranty as to any subject matter described in this Section 6.18(b), such other provisions shall control), each Guarantor represents, warrants and covenants as follows:

(c) The obligations of each Guarantor under this Guaranty shall be performed without demand by the Class A Member and shall be unconditional irrespective of the genuineness, validity, regularity or enforceability of any of the Operating Agreement or any of the other Transaction Documents, and without regard to any other circumstance which might otherwise constitute a legal or equitable discharge of a surety or a guarantor. Each Guarantor hereby waives any and all benefits and defenses under California Civil Code Section 2810 and agrees that by doing so such Guarantor shall be liable even if neither the Company nor the Class B Member had no liability at the time of execution of the Transaction Documents, or thereafter ceases to be liable. Each Guarantor hereby waives any and all benefits and defenses under California Civil Code Section 2809 and agrees that by doing so such Guarantor’s liability may be larger in amount and more burdensome than that of the Company or any of its Subsidiaries. Each Guarantor hereby waives the benefit of all principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of this Guaranty and agrees that such Guarantor’s obligations shall not be affected by any circumstances, whether or not referred to in this Guaranty which might otherwise constitute a legal or equitable discharge of a surety or a guarantor. Each Guarantor hereby waives the benefits of any right of discharge under any and all statutes or other laws relating to guarantors or sureties and any other rights of sureties and guarantors thereunder.

(d) In accordance with Section 2856 of the California Civil Code, each Guarantor hereby waives all rights and defenses arising out of an election of remedies by the Class A Member even though that election of remedies, such as a nonjudicial foreclosure with respect to security for guaranteed obligations, has destroyed or otherwise impaired such Guarantor’s rights of subrogation and reimbursement against the principal by the operation of Section 580d of the California Code of Civil Procedure or otherwise. Each Guarantor hereby authorizes and empowers the Class A Member to exercise, in its sole and absolute discretion, any right or remedy, or any combination thereof, which may then be available, since it is the intent and purpose of each Guarantor that the obligations under this Guaranty shall be absolute, independent and unconditional under any and all circumstances. Specifically, and without in any way limiting the foregoing, each Guarantor hereby waives any rights of subrogation, indemnification, contribution or reimbursement arising under Sections 2846, 2847, 2848 and 2849 of the California Civil Code or any other right of recourse to or with respect to the Company or any of its Subsidiaries, any general partner, member or other constituent of the Company or any of its Subsidiaries, any other person obligated to the Class A Member with respect to the matters set forth herein, or the assets or property of any of the foregoing until the Redemption Price has been paid in full and all obligations of the Company and its Affiliates under the Transaction Documents have been fully performed, and there has expired the maximum possible period thereafter during which any payment made by the Company or others to the Class A Member with respect to such obligations could be deemed a preference under the United States Bankruptcy Code. In connection with the foregoing, subject to the foregoing limitations, each Guarantor expressly waives any and all rights of subrogation against the Company and each of its Subsidiaries, and each Guarantor hereby waives any rights to enforce any remedy which the Class A Member may have against the Company or any of its Subsidiaries.

(e) In addition to and without in any way limiting the foregoing, each Guarantor hereby subordinates any and all indebtedness of the Company and each Subsidiary now or hereafter owed to any Guarantor to all the indebtedness of the Company or any Subsidiary to the Class A Member and agrees with the Class A Member that until the Redemption Price has been paid in full and all obligations owed to the Class A Member under the Transaction Documents have been fully performed, and there has expired the maximum possible period thereafter during which any payment made by the Company or others to the Class A Member with respect to such obligations could be deemed a preference under the United States Bankruptcy Code, no Guarantor shall demand or accept any payment of principal or interest from the Company or any of its Subsidiaries or claim any offset or other reduction of any Guarantor’s obligations hereunder because of any such indebtedness. If any amount shall nevertheless be paid to an Guarantor by the Company or any Subsidiary or another guarantor prior to payment in full of the Redemption Price, such amount shall be held in trust for the benefit of the Class A Member and shall forthwith be paid to the Class A Member to be credited and applied to the Unrecovered Capital. Further, no Guarantor shall have any right of recourse against the Class A Member by reason of any action the Class A Member may take or omit to take under the provisions of this Guaranty or under the provisions of any of the Transaction Documents. Without limiting the generality of the foregoing, each Guarantor hereby waives, to the fullest extent permitted by law, diligence in collecting the obligations owed to the Class A Member under the Transaction Documents, presentment, demand for payment, protest, all notices with respect to the Operating Agreement, this Guaranty, or any other Transaction Document which may be required by statute, rule of law or otherwise to preserve the Class A Member’s rights against such Guarantor under this Guaranty, including, but not limited to, notice of acceptance, notice of any amendment of the Transaction Documents, notice of the occurrence of any default, notice of intent to accelerate, notice of acceleration, notice of dishonor, notice of foreclosure, notice of protest, and notice of the incurring by the Company or any of its Subsidiaries of any obligation or indebtedness.

(f) Without limiting the foregoing, but subject to the same limitations set forth above, each Guarantor waives (i) all rights of subrogation, reimbursement, indemnification, and contribution and any other rights and defenses that are or may become available to any Guarantor by reason of California Civil Code Sections 2787 to 2855, inclusive, including any and all rights or defenses such Guarantor may have by reason of protection afforded to the Company or any of its Subsidiaries with respect to any of the obligations of any Guarantor under this Guaranty by reason of a nonjudicial foreclosure or pursuant to the antideficiency or other laws of the State of California limiting or discharging the obligations of the Company or any of its Subsidiaries. Without limiting the generality of the foregoing, each Guarantor hereby expressly waives any and all benefits under California Code of Civil Procedure Section 726 (which Section, if such Guarantor had not given this waiver, among other things, would otherwise require the Class A Member to exhaust all of its security before a personal judgment could be obtained for a deficiency).

(g) Likewise, each Guarantor waives (i) any and all rights and defenses available to such Guarantor under California Civil Code Sections 2899 and 3433; and (ii) any rights or defenses such Guarantor may have with respect to its obligations as a guarantor by reason of any election of remedies by the Class A Member. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d, or 726 of the California Code of Civil Procedure.

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IN WITNESS WHEREOF, each Guarantor has executed this Guaranty as of the day and year first above written.

GUARANTORS:

AMERICAN REALTY CAPITAL HOSPITALITY OPERATING PARTNERSHIP, L.P.

By:	American Realty Capital Hospitality Trust, Inc., its general partner

	By:	/s/ Jonathan Mehlman
Name: Jonathan Mehlman
Title: CEO and President

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

By:	/s/ Jonathan Mehlman
Name: Jonathan Mehlman
Title: CEO and President

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Signature Page to Mandatory Redemption Guaranty – Portfolio II

NICHOLAS S. SCHORCSH

/s/ Nicholas S. Schorsch
Name: Nicholas S. Schorsch

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Signature Page to Mandatory Redemption Guaranty – Portfolio II

WILLIAM M. KAHANE

/s/ William M. Kahane
Name: William M. Kahane

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Signature Page to Mandatory Redemption Guaranty – Portfolio II

EDWARD M. WEIL, JR.

/s/ Edward M. Weil, Jr.
Name: Edward M. Weil, Jr.

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Signature Page to Mandatory Redemption Guaranty – Portfolio II

PETER M. BUDKO

/s/ Peter M. Budko
Name: Peter M. Budko

Signature Page to Mandatory Redemption Guaranty – Portfolio II